UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): April 16, 2012

Rowan Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-5491	75-0759420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard

Suite 5450

Houston, Texas

77056-6189

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +1 713 621 7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As a result of the previously announced commitment by Rowan Companies, Inc. (the “Company”) to reduce the size of its board of directors (the “Board”), Messrs. Frederick R. Lausen and Robert E. Kramek retired from the Board, as previously announced, effective as of April 16, 2012. In appreciation of their service to the Board, the Compensation Committee determined to accelerate the vesting of 3,415 restricted stock units received by each of Messrs. Lausen and Kramek on April 28, 2011, to the date of their retirement. All outstanding restricted stock units held by Mr. Kramek will be paid in cash and by Mr. Lausen will be paid in shares of common stock of the Company as soon as practicable.

Item 5.07 Submission of Matters to a Vote of Security Holders

At a special meeting of the Company’s stockholders held on April 16, 2012 (the “Special Meeting”), the Company adopted and approved the previously announced Agreement and Plan of Merger and Reorganization dated February 27, 2012 (as amended, the “Merger Agreement”).

As of March 8, 2012, the record date for the Special Meeting, there were approximately 124,193,566 shares of common stock of the Company outstanding and entitled to vote at the Special Meeting, and a total of 90,007,198 (or approximately 72.47%) of the Company’s shares outstanding and entitled to be voted at the Special Meeting were represented in person or by proxy at the meeting. Set forth below are the final voting results from the Special Meeting:

1. Approve the adoption of the Merger Agreement.

For	Against	Abstain	Broker Non-vote
85,116,631	4,770,047	120,520	0

The adoption of the Merger Agreement was approved.

2. Approve the mandatory offer provisions in the articles of association of Rowan Companies plc.

For	Against	Abstain	Broker Non-vote
62,364,704	27,509,797	132,697	0

The mandatory offer provisions in the articles of association of Rowan Companies plc were approved.

3. Approve the declassification provisions in the articles of association of Rowan Companies plc.

For	Against	Abstain	Broker Non-vote
88,275,866	1,603,535	127,797	0

The declassification provisions in the articles of association of Rowan Companies plc were approved.

Item 8.01 Other Events

On April 16, 2012, the Company issued a press release in connection with the solicitation of consents by the Company and Rowan Companies Limited, a wholly owned subsidiary of the Company. A copy of the press release is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release issued by Rowan Companies, Inc., dated April 16, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2012

ROWAN COMPANIES, INC.

By:	/s/ William H. Wells
William H. Wells
Senior Vice President – CFO and Treasurer (Principal Financial Officer)

Index to Exhibits

Exhibit Number	Description

99.1	Press Release issued by Rowan Companies, Inc., dated April 16, 2012.

5